Exhibit 10.3

DIGITAL REALTY

2025 CARRIED INTEREST PLAN

[Date]

[Name]
[Address]

Re:Grant of Carried Interest Award

Dear [Name]:

This letter agreement (this “Agreement”) sets forth certain terms and conditions pursuant to which you are being issued a Promote Percentage in [ ⚫ ] (the “Carry Vehicle”) pursuant to, and in accordance with, the Digital Realty 2025 Carried Interest Plan (as may be amended from time to time, the “Plan”) and this Agreement. The Promote Percentage entitles you to share in distributions of the Promote, and related allocations for the Designated JVs to which the Carry Vehicle relates, pursuant to that certain Limited Liability Company Agreement of the Carry Vehicle (as may be amended from time to time, the “Carry Vehicle Agreement”). The Designated JVs covered by the Carry Vehicle) are set forth on Exhibit A hereto. Capitalized terms used and not defined herein shall have their respective meanings set forth in the Plan or the Carry Vehicle Agreement, as the context may require.

1.Issuance of Award.  In consideration of your agreement to provide services to or for the benefit of the Carry Vehicle and its affiliates, effective as of [ ⚫ ] (the “Grant Date”), the Carry Vehicle hereby issues to you a [ ⚫ ]% Promote Percentage (the “Award”), which initially entitles you to receive distributions from the Carry Vehicle equal to [ ⚫ ]% of the Promote Proceeds and related allocations, in each case, subject and pursuant to the Carry Vehicle Agreement.  Subject to your execution of this Agreement and, if applicable,  the other documents referenced in the last sentence of this Section 1, effective as of the Grant Date you are automatically and without further action on your part admitted as a Promote Member of the Carry Vehicle, and as such you are subject to all of the terms and conditions set forth in the Carry Vehicle Agreement applicable to Promote Members, as modified and/or supplemented by the Plan and this Agreement, and you are automatically and without further action on your part deemed to be a party to, signatory of and bound by the Carry Vehicle Agreement. At the request of Digital Realty Trust, Inc. (the “Company”) or the Carry Vehicle, you shall execute the Carry Vehicle Agreement or a joinder or counterpart signature page thereto, and any other agreement or joinder as may reasonably be requested by the Company or the Carry Vehicle.
2.	Vesting.
a.General. Subject to Sections 2(b), 3 and 9 below, the Award shall become Fully-Vested upon the satisfaction of both the Service Condition and the Performance Condition as follows:
i.Service Condition.  Twenty-five percent (25%) of the Award shall satisfy the Service Condition on each of the first four (4) anniversaries of the Grant Date, subject to your Continuous Service through the applicable date on which the Service Condition is satisfied; provided, that the Award shall satisfy the Service Condition in full (to the extent not previously satisfied) upon the Initial Carried Interest Payment Date under the Carry Vehicle Agreement, subject to your Continuous Service through the Initial Carried Interest Payment Date.

Exhibit 10.3

ii.Performance Condition.  One hundred percent (100%) of the Award will satisfy the Performance Condition on the Initial Carried Interest Payment Date under the Carry Vehicle Agreement.
iii.Performance Hurdle Requirement.  Notwithstanding the foregoing vesting schedule set forth in this Section 2(a) or anything to the contrary herein or in the Plan, no portion of the Award shall become Fully-Vested unless and until the applicable Performance Hurdle is satisfied as of the Initial Carried Interest Payment Date under the Carry Vehicle Agreement.
b.	Acceleration. Notwithstanding Section 2(a) above:
i.In the event that you incur a Qualifying Termination (other than due to your death or due to a termination by the Company Group due to your Disability) prior to the Award satisfying the Service Condition in full, subject to and conditioned upon your execution of a general release of claims in a form prescribed by the Company (the “Release”) within twenty-one (21) days (or forty-five (45) days if necessary to comply with applicable law) after the date of such Qualifying Termination and, if you are entitled to a seven (7) day post-signing revocation period under applicable law, your non-revocation of such Release during such seven (7) day period, the Award shall satisfy the Service Condition (to the extent not then-satisfied) on the fifty-fifth (55th) day following the date of such Qualifying Termination with respect to a pro-rata portion of the Award determined by multiplying (x) the portion of the Award that would have satisfied the Service Condition on the first regularly scheduled Service Condition satisfaction date following the date of such Qualifying Termination had you remained in Continuous Service through such date, by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Service Condition satisfaction date (or, if none, from the Grant Date) of the Award through and including the date of such Qualifying Termination, and the denominator of which is three hundred and sixty-five (365) (and, for clarity, the Award will, following such Qualifying Termination, remain outstanding and eligible to satisfy the Service Condition on the fifty-fifth (55th) day following the date of such Qualifying Termination if the Release has become effective and, if applicable, irrevocable and (to the extent that the Service Condition has not previously been satisfied) will be forfeited without payment on the fifty-fifth (55th) day following the date of such Qualifying Termination if the Release has not become effective and, if applicable, irrevocable on or before such date).
ii.In the event that you incur a Qualifying Termination due to your death or due to a termination by the Company Group due to your Disability, in either case, prior to the Award satisfying the Service Condition in full, the Award shall satisfy the Service Condition in full (to the extent not then-satisfied) on the date of such Qualifying Termination.
iii.In the event that you incur a Qualifying Termination on or within twelve (12) months following a Change in Control (as defined in the 2014 Plan or any successor plan thereto), the Administrator may determine, in its sole discretion, whether to accelerate the satisfaction (in whole or in part) of the Service Condition and/or Performance Condition, as applicable, with respect to the Award and/or whether to accelerate payment of the Award (in whole or in part) in connection with such Qualifying Termination.
3.	Termination; Forfeiture.
a.Qualifying Termination.  In the event that you incur a Qualifying Termination  prior to the Award becoming Fully-Vested, subject to and conditioned upon your (or your estate’s) timely execution and, if applicable, non-revocation of the Release within the time frame set forth in Section 2(b)(i)

Exhibit 10.3

above, any portion of the Award that has satisfied the Service Condition as of the date of such Qualifying Termination (after taking into consideration any accelerated satisfaction of the Service Condition that may occur in connection with such termination, if any), will remain outstanding and eligible to satisfy the Performance Condition and become Fully-Vested upon the Initial Carried Interest Payment Date with respect to the Designated JV(s) pursuant to Section 2(a)(ii) above.  Any portion of the Award that has not satisfied the Service Condition (after taking into consideration any accelerated satisfaction of the Service Condition that may occur in connection with such termination, if any) as of the date of the Qualifying Termination shall thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and you shall have no further right or interest in or with respect thereto.
b.Other Terminations.  Unless otherwise determined by the Administrator, in the event that you incur a termination of Continuous Service for any reason other than as described in Section 3(a) above (including, for clarity, due to a termination by any member of the Company Group for Cause), the Award shall (regardless of whether the Service Condition and/or Performance Condition has been satisfied) thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and you shall have no further right or interest in or with respect to the Award.
c.Failure to Satisfy Performance Hurdles.  If, as of the final Carried Interest Payment Date under the Carry Vehicle Agreement, the applicable Performance Hurdles have not been satisfied (and, as a result, no portion of the Award becomes Fully-Vested upon the Carried Interest Payment Date), the Award shall thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and you shall have no further right or interest in or with respect thereto.
4.Restrictions on Award.  The Award is subject to the terms and conditions of the Carry Vehicle Agreement, including, without limitation, the Transfer and other restrictions set forth in the Carry Vehicle Agreement.  Any permitted transferee of the Award or Promote Percentage shall take such Award and Promote Percentage subject to the terms of this Agreement, the Plan and the Carry Vehicle Agreement. Any such permitted transferee (a) must agree to be bound by the Carry Vehicle Agreement, the Plan and this Agreement, (b) shall become a substitute Promote Member only if such permitted transferee executes the Carry Vehicle Agreement (or an amendment or joinder thereto in form and substance satisfactory to the General Partner) and is approved by the Managing Member in writing as a substitute Promote Member, and (c) must agree to such other waivers, limitations, and restrictions as the Company or the Managing Member may reasonably require.  Any Transfer of the Award or Promote Percentage which is not made in compliance with the Carry Vehicle Agreement, the Plan and this Agreement shall be null and void ab initio and of no effect.
5.Use and Payment of Promote Proceeds. Notwithstanding anything to the contrary in the Carry Vehicle Agreement, the Plan or this Agreement, to the extent permitted by applicable law, in the event that you receive distributions in respect of the Award from the Carry Vehicle in accordance with the Carry Vehicle Agreement, the Company shall have the right to provide for all or any portion of such net after-tax distributions (the “Share Purchase Amount”) to be paid in the form of fully-vested Shares and/or to require you to use all or any portion of such net after-tax distributions to purchase from the Company a number of fully-vested Shares equal to (a) the aggregate Share Purchase Amount, divided by (b) the closing price of a Share on the applicable purchase date, rounded down to the nearest whole Share, in each case, in accordance with such procedures as may be determined by the Company from time to time.  You acknowledge and agree to execute and deliver such documents and to take such other actions, in each case, as the Company may reasonably request to give effect to this Section 5.
6.Profits Interest.  You, the Carry Vehicle and the Company intend that (i) the Promote Percentage be treated as “profits interests” in the Carry Vehicle within the meaning of Internal Revenue

Exhibit 10.3

Service Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Internal Revenue Service Revenue Procedure 2001-43, 2001-2 C.B. 191, or any applicable successor regulation(s) or other pronouncement(s), (ii) the issuance of the Promote Percentage not be a taxable event to you, the Company or the Carry Vehicle as provided in such Revenue Procedures, and (iii) the Carry Vehicle Agreement, the Plan and this Agreement be interpreted consistently with such intent.  You further agree to take such actions as may be required by any authority with respect to the taxation of Promote Percentages transferred in connection with the performance of services to conform the tax consequences to the Carry Vehicle as closely as possible to the consequences under such Revenue Procedures. The Company Group may withhold from your wages, or require you to pay to the Company Group, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the Promote Percentage.
7.Section 83(b) Election.  You covenant that you shall make a timely election under Section 83(b) of the Code (and any comparable election in your state of residence) with respect to the Award.  In connection with such election, you and your spouse, if applicable, shall promptly provide a copy of such election to the Carry Vehicle.  Instructions for completing an election under Section 83(b) of the Code and a form of election under Section 83(b) of the Code are attached hereto as Exhibit B.  You represent that you have consulted any tax consultant(s) that you deem advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. You acknowledge that it is your sole responsibility and not the Company’s or the Carry Vehicle’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if you request that the Company, the Carry Vehicle or any representative thereof to make such filing on your behalf. You should consult your tax advisor to determine if there is a comparable election to file in your state of residence.
8.Representations.  Section 41 of the Carry Vehicle Agreement is hereby incorporated into this Agreement by reference with the same force and effect as if fully set forth herein.
9.Restrictive Covenants. In consideration of your receipt of the Award hereunder, you hereby reaffirm the non-competition, non-solicitation, non-disclosure, non-disparagement and other restrictive covenants applicable to you that cover or relate to any member of the Company Group and/or that are set forth in any agreement between you and any member of the Company Group (including your Participant Agreement) (collectively, “Restrictive Covenants”). Subject to applicable law, in the event of a breach by you of the Restrictive Covenants (whether prior to, on or following the date on which your Continuous Service ends for any reason), (i) the Award shall (regardless of whether the Service Condition and/or Performance Condition has been satisfied) thereupon automatically and without further action be cancelled and forfeited without payment of any consideration therefor, and you shall have no further right or interest in or with respect to the Award and you shall be removed as a Promote Member of the Carry Vehicle and (ii) any payments previously made to you with respect to the Award shall be repaid by you to the Carry Vehicle or its designee immediately upon demand therefor; provided, that nothing herein shall limit the Company Group’s rights or remedies under any other agreement or applicable law.
10.Further Assurance; Power of Attorney.  You hereby covenant and agree on behalf of yourself, your successors and assigns, to, without further consideration, prepare, execute, acknowledge, file, record, publish and deliver such other instruments, documents and statements, and to take such other actions as may be necessary or appropriate to effectively carry out the purposes of this Agreement. In furtherance thereof, by execution of this Agreement, you irrevocably constitute and appoint the Managing Member of the Carry Vehicle as your true and lawful representative, agent and attorney-in-fact with the full power and authority, in your name, place and stead, to execute, acknowledge, deliver or file such documents and instruments and take such other actions, in each case, as described in Section 29 of the Carry Vehicle Agreement.

Exhibit 10.3

11.Section 409A of the Code.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.  Notwithstanding any provision of the Plan or this Agreement to the contrary, in the event that following the Grant Date the Administrator determines that the Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or this Agreement or take any other actions (including amendments and actions with retroactive effect), that the Administrator determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (a) exempt the Award from Section 409A, or (b) comply with the requirements of Section 409A; provided, however, that nothing in this Section 11 shall create any obligation on the part of the Company Group or the Carry Vehicle to adopt any such amendment or take any other such action or any liability for any failure to do so. Notwithstanding anything herein to the contrary, in no event shall the Company Group or the Carry Vehicle have any obligation to indemnify or otherwise compensate you for any taxes or interest imposed under Section 409A or similar provisions of state law.
12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.
13.No Right to Continuous Service.  Nothing in this Agreement shall confer upon you any right to continue as an employe or in any other service relationship with the Company Group, or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge you at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between you and a member of the Company Group.
14.Interpretation; Titles.  Whenever the context requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. The words “hereof,” “hereunder,” “herein” and other compounds of the word “here” shall refer to the entire Agreement and not to any specific Section or provision. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
15.Binding Effect.  Except as otherwise provided herein, this Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators and successors.
16.Severability.  If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.
17.Entire Agreement; Amendments; Waivers.  This Agreement and the exhibits attached hereto (together with the Plan, the Restrictive Covenants, the Carry Vehicle Agreement, applicable Designated JV Agreements and your Participant Agreement), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.  Except as set forth in Section 11, no amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
18.Incorporation of Plan.  This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this

Exhibit 10.3

Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, you confirm that you have received access to a copy of the Plan and have had an opportunity to review the contents thereof.
19.Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile (including, without limitation, transfer by .pdf), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.
20.Spousal Consent.  Your spouse, if any, shall execute and deliver to the Carry Vehicle a spousal consent in a form prescribed by the Company.
21.Clawback.  You acknowledge and agree that any incentive compensation provided to you under this Agreement or otherwise may be subject to recovery by the Company under and in accordance with any applicable Company clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date.
22.Notices. Any notice to be given by you under the terms of this Agreement shall be addressed to the General Counsel of the Company at the Company’s corporate headquarters.  Any notice to be given to you shall be addressed to you at your then current address on the books and records of the Company.  By a notice given pursuant to this Section 22, either party may hereafter designate a different address for notices to be given to such party. Any notice which is required to be given to you shall, if you are then deceased, be given to your personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 22 (and the Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

[Signature Page Follows]

Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered effective as of the Grant Date set forth above.

“COMPANY”

DIGITAL REALTY TRUST, INC.

By:

Its:

“CARRY VEHICLE”

[ ⚫ ]

By:

Its:

“PARTICIPANT”

Name:

[Signature Page to Carried Interest Award Agreement]

Exhibit 10.3

Exhibit A

Designated JVs

1.	[ ⚫ ]*
2.	[ ⚫ ]*
3.	[ ⚫ ]*
4.	[ ⚫ ]*
5.	[ ⚫ ]*
6.	[ ⚫ ]*
7.	[ ⚫ ]*

[*] Confidential Information has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit A

Exhibit 10.3

Exhibit B

FORM OF SECTION 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the Promote Percentage of [ ⚫ ]% transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the grant date. PLEASE NOTE: There is no remedy for failure to file on time. Follow the steps outlined below to ensure that the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete all of the Section 83(b) election steps below:

1.	Complete the Section 83(b) election form (sample form next page) and make three (3) copies of the signed election form. (Your spouse, if any, should also sign the Section 83(b) election form.)

2.	Prepare a cover letter to the Internal Revenue Service (sample letter included, following election form).

3.	Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.

●	It is advisable that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One (1) copy must be sent to [ ⚫ ] for its records.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

Exhibit B

Exhibit 10.3

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1.The name, address and taxpayer identification (social security) number of the undersigned, and the taxable year for which this election is being made, are:
NAME: SSN: ADDRESS:	____________________ [Name of Taxpayer] ____________________ [Taxpayer SSN] ____________________ ____________________	NAME SSN: ADDRESS:	___________________ [Name of Spouse or N/A] ____________________ [Spouse SSN] ____________________ ____________________

TAXABLE YEAR:  The taxable year with respect to which this election is made is the calendar year in which the property was transferred.

2.The property with respect to which the election is made consists of a Promote Percentage of [ ⚫ ]% (the “Award”) in [ ⚫ ] (the “Carry Vehicle”), representing an indirect interest in the carried interest or promote proceeds payable by one or more investment funds, in which the Carry Vehicle has an ownership interest. The Award represents an interest in the future carried interest and promote proceeds of the Carried Vehicle and associated profits and losses.

3.The date on which the above property was transferred to the undersigned was [ ⚫ ].

4.The above property is subject to the following restrictions: The Award is subject to cancellation and forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances or in the event that certain performance objectives are not satisfied. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Award is subject to certain transfer restrictions pursuant to such agreement and the Agreement of Limited Partnership of the Carry Vehicle, as amended from time to time, should the taxpayer wish to transfer the Award.

5.The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $0.

6.The amount paid for the above property by the undersigned was $0.

7.The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of this election will be furnished to the person for whom the services were performed.  The undersigned is the person performing the services in connection with which the property was transferred.

Exhibit B

Exhibit 10.3

Date: _________________	____________________________________ Name:

The undersigned spouse of the taxpayer joins in this election. (Complete if applicable.)

Date: _________________	____________________________________ Name of Spouse:

Exhibit B

Exhibit 10.3

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

______________________________________

[Address where taxpayer files returns]

Re: Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer: ________________________________________________

Taxpayer’s Social Security Number: ___________________________

Taxpayer’s Spouse: _________________________________________

Taxpayer’s Spouse’s Social Security Number: ____________________

Ladies and Gentlemen:

Enclosed please find an original and one copy of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

___________________________________

Name:

Enclosures

cc: [ ⚫ ]

Exhibit B